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                                                                   EXHIBIT 10.24

                            VAN WATERS & ROGERS LTD.
                           SUPPLEMENTAL BENEFITS PLAN
                     AMENDED AND RESTATED AS OF MAY 7, 1996

1.       Purpose.

         The purpose in establishing the Supplemental Benefits Plan ("Plan") is to provide retirement benefits to specifically designated participants of the Van Waters & Rogers Ltd. Pension Plan ("Pension Plan") under the terms of that Pension Plan without regard to limitations on benefits imposed under Section 147.1(2) of the Income Tax Act and Regulation 8504 which apply to the Pension Plan.

         For purposes of this Supplemental Benefits Plan, any terms specifically defined in the Van Waters & Rogers Ltd. Pension Plan shall have the same meaning in this plan.

2.       Effective Date.

         This Plan was established effective June 25, 1993 and was amended effective May 7, 1996. This restatement of the Plan is effective May 7, 1996.

3.       Participation.

         This Plan shall include only those employees who are eligible to receive a benefit under the Pension Plan; whose benefits are affected by the limitation on benefits payable from the Pension Plan; and who have been specifically designated by the Compensation Committee of Univar Corporation to participate in this Plan. Such an employee shall be referred to hereinafter as a "Participant". An employee's designation as a Participant may be revoked at any time by the Compensation Committee. Upon such revocation, the employee shall be entitled only to those benefits that may have accrued and become vested under the Plan. Notwithstanding the foregoing, employees of Van Waters & Rogers Ltd. who are citizens or residents of the United States while actively participating in and accruing benefits under the Pension Plan shall not be eligible to participate in this Plan.

4.       Benefit Determination Date.

         Benefits shall be determined under this Plan as of the same date that benefits are determined under the Pension Plan.

5.       Benefit Amount.

         The initial benefits under this Plan determined as of the benefit determination date shall equal the difference, if any, between (a) and
         (b) below:

         (a) The monthly benefit for the life of the Participant, as calculated under the terms of the Pension Plan, without regard to the limitations described in Section 147.1(2) of the Income Tax Act and Regulation 8504;

         (b) The monthly benefit for the life of the Participant, as calculated under the Pension Plan, which includes limitations described in Section 147.1(2) of the Income Tax Act and Regulation 8504.

         The initial benefits payable under this Plan shall be increased in the same manner and same percentage amount as any cost of living adjustment increases granted in respect of benefits payable from the Pension Plan.

6.       Spouse's Death Benefits.

         If a death benefit is payable under the Pension Plan to a spouse of a Participant, that spouse is eligible to receive benefits under this Plan. The benefit shall be calculated in the same manner as under
         Section 5; that is, the death benefit under this Plan shall equal the difference, if any, between:

         (a) the spouse's death benefit calculated under the Pension Plan without regard to the limitations described in Section 147.1(2) of the Income Tax Act and Regulations 8504; and





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         (b)      the spouse's death benefit as calculated under the terms of the Pension Plan which includes limitations described in
                  Section 147.1(2) of the Income Tax Act and Regulation 8504.

7.       Date and Form of Payment.

         Benefit payments under this Plan shall commence at the same time as the benefit under the Pension Plan commences. The benefit shall be paid in the same form as the benefit is paid under the Pension Plan and the actuarial equivalent assumptions used in determining the benefit in a given form shall be the same as are used to determine the benefit under the Pension Plan. The Company reserves the right to pay a lump sum amount in lieu of the monthly pension benefit set forth in Section 5 if such monthly pension benefit is less than $100. This lump sum amount shall be the actuarial equivalent of the monthly pension benefit payment calculated on the advice of the Pension Plan Actuary.

8.       Re-Employment After Payments Begin.

         If a Participant is re-employed after benefits commence, the Participant's benefits shall be suspended under this Plan. When the Participant retires for the final time, the benefit under this Plan shall be recalculated and adjusted in the same manner as the benefit is adjusted under the Pension Plan.

9.       Termination and Amendment of the Plan.

         This Plan shall continue in effect until terminated by resolution of the Board of Directors. In the event of such termination, all amounts accrued and vested to date of termination, based on service and earnings to that date, shall be payable pursuant to the terms of this Plan as if the Plan had not been terminated. The Plan may be amended from time to time by resolution of the Board of Directors. No amendment or terminating resolution shall reduce any vested benefit accrued to the date of the resolution amending or terminating the Plan. In the event of a plan termination, the Board of Directors, at its option, may accelerate the payment of benefits and may pay benefits in a single, actuarially-equivalent, lump-sum amount.

10.      Source of Benefit Payments.

         No Participant shall acquire any property interest in any assets of Van Waters & Rogers Ltd. as a consequence of participating in this Plan. A Participant's rights are limited to receiving payments as set forth in this Plan. Except to the extent of assets in the Trust described below, this Plan is unfunded, and to the extent that any Participant acquires a right to receive benefits, such right shall be no greater than the right of any unsecured general creditor of Van Waters & Rogers Ltd. Any funds of Van Waters & Rogers Ltd. available to pay benefits under the Plan shall be subject to the claims of general creditors of Van Waters & Rogers Ltd. and may be used for any purpose by Van Waters & Rogers Ltd.

         Effective on or before June 1, 1996, the Trust Under Van Waters & Rogers Ltd. Supplemental Benefits Plan ("Trust") shall be created to provide for contributions by Van Waters & Rogers Ltd. in the event of a Change of Control as defined in the Trust, and for contributions at such other times as Van Waters & Rogers Ltd. shall decide in its sole discretion. The assets of the Trust will not be subject to the claims of the creditors of Van Waters & Rogers Ltd. The Trust, and not Van Waters & Rogers Ltd., shall pay all expenses of the Trust and all taxes owed on income earned by the Trust on Trust assets. Van Waters & Rogers Ltd. shall pay all refundable taxes on contributions it makes to the Trust. For purposes of determining the amount of contributions (or the face amount of a letter of credit in which the Trustee is the beneficiary) needed to fund the Trust with respect to the actuarial present value of the accrued benefits under this Plan in the event of a Change of Control, the actuarial assumptions shall be the same actuarial assumptions used by Van Waters & Rogers Ltd. to determine the Accumulated Benefit Obligation (ABO) for Van Waters & Rogers Ltd. as required under FASB Statement Number 87 as of the Measurement Date immediately preceding or concurrent with the date of the Change of Control, or equivalent assumptions. Notwithstanding the foregoing, in determining the amount of contributions (or the face amount of a letter of credit of which the Trustee is beneficiary) needed to fund the Trust, the amount shall be adjusted to take into account the fact that
         (i) the Trust will pay all expenses of the Trust and all taxes owed on income earned by the Trust on Trust assets, (ii) the Company will withhold and remit to Revenue Canada the refundable tax which is owed on its contributions to the Trust, (iii) the bank which issues a letter of credit with the Trustee named as beneficiary will withhold and remit to

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         Revenue Canada the refundable tax owed, if any, on any draw made by the Trustee on the letter of credit, and (iv) the Trust will receive tax refunds from Revenue Canada of refundable taxes held in the Refundable Tax Account with respect to the benefits paid from the Trust. Any tax refunds received by the Trust of taxes paid on contributions made for benefits which had accrued prior to a Change of Control and on income thereon shall be used first to pay such benefits accrued prior to the Change of Control. The actuary who shall determine the amount needed to fund the trust shall be the actuary engaged at the time by the Pension Plan.

         As explained in more detail in the Trust, if a letter of credit is deposited with the Trustee (with the Trustee named as beneficiary of the letter of credit), the face amount of the letter of credit may change annually upon renewal of the letter of credit due, for example, to changes in actuarial assumptions or the payment of benefits during the year being completed. Upon renewal, such amount will be calculated using the actuarial assumptions and adjustments described above, except that the assumptions and adjustments shall be those as of the Measurement Date immediately preceding or concurrent with the date of renewal of the letter of credit. Van Waters & Rogers Ltd. will only be required to fund the actuarial present value of those benefits accrued through the date of the first Change of Control to occur after May 7, 1996, and not benefits accrued between the first Change of Control and the date of a subsequent Change of Control.

11.      Pension Committee.

         This Plan shall be administered by the Pension Committee ("Committee"). The Committee shall have full discretion to construe and interpret the terms and provisions of this Plan, which interpretation or construction shall be final and binding on all parties. The Committee shall administer such terms and provisions in a uniform and non-discriminating manner.

12.      Claims Procedure.

         The following is the procedure for making claims under this Plan or appealing a decision made with respect to this Plan:

         (a)      Filing Claim for Benefits

                  If a person does not receive the timely payment of the benefits which he or she believes are due under the Plan (hereinafter referred to as the "Applicant"), the Applicant may make a claim for benefits. All claims for benefits under the Plan shall be made in writing and shall be signed by the Applicant. Claims shall be submitted to the Committee. Each claim shall be approved or disapproved within 90 days following the receipt of the information necessary to process the claim. In the event the Committee denies a claim for benefits in whole or in part, the Committee shall notify the Applicant in writing of the denial of the claim, and notify the Applicant of the right to a review of the decision. Such notice shall also set forth the specific reason for such denial, the specific provisions of the Plan on which the denial is based, a description of any additional material or information necessary to perfect the claim with an explanation of why such material or information is necessary, and an explanation of the Plan's appeals procedure. If no action is taken by the Committee on an Applicant's claim within 90 days after receipt by the Committee, such claim shall be deemed to be denied for purposes of the following appeals procedure;

         (b)      Appeals Procedure

                  Any Applicant whose claim for benefits is denied in whole or in part may appeal to the Committee for a review of the decision. Such appeal must be made within three months after the Applicant has received actual or constructive notice of the denial. An appeal must be submitted in writing within such period and must:

                  (i) request a review by the Committee of the claim for benefits under the Plan;

                  (ii) set forth all of the grounds upon which the Applicant's request for review is based on and any facts in support thereof; and

                  (iii) set forth any issues or comments which the Applicant deems pertinent to the appeal.

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         The Committee shall act upon each appeal within 60 days after receipt unless special circumstances require an extension of the time for processing, in which case a decision shall be rendered by the Committee as soon as possible but not later than 120 days after the appeal is received by the Committee. The Committee shall make full and fair review of each appeal and any written materials submitted by the Applicant in connection. The Committee may require the Applicant to submit such additional facts, documents or other evidence as the Committee in its discretion deems necessary or advisable in making its review. On the basis of its review, the Committee shall make an independent determination of the Applicant's eligibility for benefits under the Plan. The decision of the Committee shall be final and conclusive.

13.      Alienation.

         The right of any person to receive payments under this Plan shall not be subject to any type of assignment or pledge, nor shall such right be liable for or subject to the debts, contracts, liabilities or torts of such person.

14.      Employee Benefit Statement.

         Each employee covered by this Plan shall receive a statement each year which shows the total benefit payable under this Plan and the Pension Plan.

15.      Withholding.

         Benefit payments shall be subject to applicable federal or provincial withholding for taxes.

16.      Successors.

         In the event of any consolidation, merger, acquisition or reorganization, the obligations of Van Waters & Rogers Ltd. under this Plan shall continue and be binding on Van Waters & Rogers Ltd. and its successors or assigns.

17.      Governing Law.

         This Plan shall be construed in accordance with the laws of the Province of British Columbia.

         This amended and restated plan is adopted and executed this 7th day of May, 1996.


                                          VAN WATERS & ROGERS LTD.


                                          By /s/ William A. Butler
                                             ----------------------------------
                                          Its Assistant Secretary
                                             ----------------------------------




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